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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of report July 16, 1997:

                             IN FOCUS SYSTEMS, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Oregon                  000-18908                   93-0932102
     --------------      --------------------------     ---------------------
       (State of          (Commission File Number)         (IRS Employer
     Incorporation)                                      Identification No.)

              27700B SW Parkway Avenue, Wilsonville, Oregon   97070
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  503-685-8888
                               ------------------
              (Registrant's telephone number, including area code)


                  ---------------------------------------------
          (former name or former address, if changed since last report)

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                             IN FOCUS SYSTEMS, INC.
                                    FORM 8-K
                                      INDEX


                                                                         Page
                                                                         ----

Item 5.        Other Events                                                3

Item 7.        Financial Statement and Exhibits                            5

Signature                                                                  6


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Item 5.   OTHER EVENTS.

     On July 16, 1997 the Board of Directors of In Focus Systems, Inc. (the "Company") adopted a Rights Agreement.

     In connection with the Rights Agreement, the Board of Directors of the Company declared a dividend of one common share purchase right (the "Rights") for each outstanding share of common stock, without par value (the "Common Shares"), of the Company's outstanding Common Shares at the close of business on July 31, 1997 (the "Record Date"). Each two Rights will entitle the registered holder thereof, after the Rights become exercisable and until July 16, 2007 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one Common Share, at a price of $130.00 per Common Share, subject to certain anti-dilution adjustments (the "Purchase Price"). Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Shares (an "Acquiring Person") or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates. The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption, termination or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

     At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such


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Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares at an exchange rate of one Common Share per Right (subject to adjustment).

     The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the close of business on the tenth day following the first date of public announcement that a Person has become an Acquiring Person. The Board of Directors, with the concurrence of a majority of the Continuing Directors (as defined below), may extend the period during which the Rights are redeemable beyond the ten (10) days following the first date of public announcement that Person has become an Acquiring Person. Under certain circumstances set forth in the Rights Agreements, the decision to redeem will require the concurrence of a majority of the Continuing Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors (or, under certain circumstances, Continuing Directors) in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will receive the Redemption Price.

     The Rights will expire on July 16, 2007 (unless earlier redeemed, exchanged or terminated). ChaseMellon Shareholders Services, L.L.C. is the Rights Agent.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares or convertible securities at less than the current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Common Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.


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     One Right will be distributed to stockholders of the Company for each
Common Share owned of record by them on July 31, 1997. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has reserved 6,730,646 Common Shares initially for issuance upon exercise of the Rights.

     The rights are designed to assure that all of the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 20% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

     The Rights Agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.


Item 7.   FINANCIAL STATEMENT AND EXHIBITS.

(c)
     4. Rights Agreement, dated as of July 16, 1997, between In Focus Systems, Inc. and ChaseMellon Shareholder Services L.L.C., which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

     99.  Text of Press Release, dated July 17, 1997.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 25, 1997

                                   IN FOCUS SYSTEMS, INC.



                                   By:   /s/  Michael D. Yonker
                                       ---------------------------------------
                                       Name:  Michael D. Yonker
                                       Title: Vice President, Chief Financial
                                              Officer, Treasurer and Secretary


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                                  EXHIBIT INDEX

4. Rights Agreement, dated as of July 16, 1997, between In Focus Systems, Inc. and ChaseMellon Shareholder Services, which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

99.  Text of Press Release, dated July 17, 1997.


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